UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 29, 2012
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 29, 2012, Supertel Hospitality, Inc. and certain of its subsidiaries (the “Company”) entered into a Loan Modification Agreement (the “Amendment”) with certain affiliates of General Electric Capital Corporation (the “Lender”) to amend various terms of the Company’s credit facilities with the Lender.

The Amendment replaces existing financial covenant requirements with new financial covenant requirements.  The new financial covenants require that, through the term of the loans, the Company maintain: (a) a minimum before dividend fixed charge coverage ratio (FCCR) with respect to its GE-encumbered properties (based on a rolling 12-month period) of 0.85:1 as of March 31, 2012, which requirement increases quarterly thereafter to 1.30:1 as of December 31, 2015; (b) a maximum loan to value ratio with respect to its GE-encumbered properties of 100% as of March 31, 2012, which requirement decreases quarterly thereafter to 60% as of December 31, 2015; (c) a minimum before dividend consolidated FCCR (based on a rolling 12-month period) of 0.95:1 as of March 31, 2012, which requirement increases quarterly thereafter to 1.30:1 as of December 31, 2014; and (d) a minimum after dividend consolidated FCCR (based on a rolling 12-month period) of 0.75:1 as of March 31, 2012, which requirement increases quarterly thereafter to 1.00:1 as of December 31, 2013.

The Amendment, among other things, also: (a) shortens the maturity date of the loans secured by the Masters Inn hotels and Savannah Suites hotels to December 31, 2014; (b) requires a principal prepayment of $7 million on or before December 31, 2012; (c) provides that the previous increases to the interest rates on the loans will remain in effect and will not be reduced in the future if the Company achieves a particular FCCR; (d) adds cross-default provisions with the Company’s other material debt and most favored lender provisions; and (e) implements restrictions on the prepayment of other debt.

In May 2008, the Company converted the interest rates on certain of the loans to fixed rates.  Because interest rates have since decreased, there are yield maintenance costs associated with prepayments of those loans.  The yield maintenance cost associated with the most recent Masters Inn sale was 16.5% of the amount prepaid.  The Amendment implements fixed prepayment fees on the loans secured by the Masters Inn hotels and Savannah Suites hotels (in lieu of the yield maintenance costs) which start at 2.5% of the amount prepaid in 2012 and increase over time up to 10% of the amount prepaid.

The description of the Amendment is qualified in its entirety by reference to the Amendment attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

10.1
Loan Modification Agreement dated as of March 29, 2012 by and between Supertel Limited Partnership, SPPR-South Bend, LLC, Supertel Hospitality, Inc. and Supertel Hospitality REIT Trust and GE Capital Commercial of Utah, LLC and GE Franchise Finance Commercial LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: March 30, 2012	By:	/s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Page. No.
10.1
Loan Modification Agreement dated as of March 29, 2012 by and between Supertel Limited Partnership, SPPR-South Bend, LLC, Supertel Hospitality, Inc. and Supertel Hospitality REIT Trust and GE Capital Commercial of Utah, LLC and GE Franchise Finance Commercial LLC.